                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             WALL DATA INCORPORATED



        Pursuant to RCW 23B.10.070, the following constitute Restated Articles of Incorporation of the undersigned, a Washington corporation. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto.

                                 ARTICLE 1. NAME

        The name of this corporation is Wall Data Incorporated.

                               ARTICLE 2. DURATION

        The period of this corporation's duration shall be perpetual.

                         ARTICLE 3. PURPOSES AND POWERS

        This corporation is organized to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.

        This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of this corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to this corporation.

                                ARTICLE 4. SHARES

        4.1  AUTHORIZED CAPITAL

        The total number of shares which this corporation is authorized to issue is 50,000,000, consisting of 45,000,000 shares of Common Stock of no par value and 5,000,000 shares of Preferred Stock of no par value. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

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Restated Articles of Incorporation                                        Page 1

        4.2    ISSUANCE OF PREFERRED STOCK IN SERIES

        The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

        4.3    DIVIDENDS

        The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

        4.4    REDEMPTION

        The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by this corporation to the extent legally permissible.

        4.5    LIQUIDATION

        In the event of any liquidation, dissolution or winding up of the affairs of this corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred


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Restated Articles of Incorporation                                        Page 2

Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

        4.6    CONVERSION

        Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

        4.7    VOTING RIGHTS

        Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                          ARTICLE 5. PREEMPTIVE RIGHTS

        No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 6. CUMULATIVE VOTING

        The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                ARTICLE 7. BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Continuing Directors (as defined in Article 14); provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of Common or Preferred Stock, not


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Restated Articles of Incorporation                                        Page 3
less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

                     ARTICLE 8. REGISTERED OFFICE AND AGENT

        The name of the current registered agent of this corporation and the address of its current registered office are as follows:

                                  John R. Wall
                              17769 N.E. 78th Place
                            Redmond, Washington 98052

                              ARTICLE 9. DIRECTORS

        The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 9, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

        The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                   ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION

        This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of Common or Preferred stock, two-


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Restated Articles of Incorporation                                        Page 4
thirds of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided that Article 1 ("Name"), Article 2 ("Duration"), Article 3 ("Purposes and Powers"), Article 4 ("Shares"), Article 8 ("Registered Office and Agent") and
Article 11 ("Incorporator") may be amended in any manner now or hereafter permitted by law. The rights of the shareholders of this corporation are granted subject to this reservation; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered as a separate class for the purposes of this Article 10. Irrespective of the provisions of this Article 10, the number of authorized shares of any such class or classes of stock may be increased by the affirmative vote of the holders of two-thirds of the stock of this corporation entitled to vote thereon or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote thereon, if so provided in any amendment which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of two-thirds of such class or classes of stock.

                            ARTICLE 11. INCORPORATOR

        The name and address of the incorporator are as follows:

                              Charles J. Katz, Jr.
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099

                  ARTICLE 12. LIMITATION OF DIRECTOR LIABILITY

        To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any


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Restated Articles of Incorporation                                        Page 5
amendments to or repeal of this Article 12 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Directors occurring prior to such amendment or repeal.

                  ARTICLE 13. SPECIAL MEETINGS OF SHAREHOLDERS

        The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held; provided, however, that upon qualification of the corporation as a "public company" under Title 23B RCW the percentage of votes required to call a special meeting shall be thirty percent (30%).

                     ARTICLE 14. SPECIAL VOTING REQUIREMENTS

        In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 14.

        14.1  DEFINITIONS.

        For the purposes of this Article 14:

        (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of the corporation's assets otherwise than in the usual and regular course of business, or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

        (b) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on January 28, 1993 or who is elected to the Board of Directors after January 28, 1993 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.


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Restated Articles of Incorporation                                        Page 6

        (c) "Subsidiary" means a domestic or foreign corporation that has a majority of its outstanding voting shares owned, directly or indirectly, by this corporation.

        14.2  VOTE REQUIRED FOR BUSINESS COMBINATIONS.

        14.2.1 Except as provided in subsection 14.2.2 of this Article 14, the affirmative vote of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class, shall be required for the adoption or authorization of a Business Combination.

        14.2.2 Notwithstanding subsection 14.2.1 of this Article 14, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and is otherwise required by law to be approved by this corporation's shareholders, such Business Combination shall require the affirmative vote of not less than fifty-one percent (51%) of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of Common or Preferred Stock, not less than fifty-one percent (51%) of the outstanding shares of such series, voting as a class; provided, however, if a Business Combination approved by a majority of the Continuing Directors is not otherwise required by law to be approved by this corporation's shareholders, then no vote of the shareholders of this corporation shall be required.

        These Restated Articles of Incorporation do not further amend the Articles of Incorporation.

        These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

        DATED:  March 15, 1993

                                      WALL DATA INCORPORATED



                                      By  /s/ John R. Wall
                                          -------------------------------------
                                          John R. Wall
                                          Its Executive Vice President


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Restated Articles of Incorporation                                        Page 7

                           ARTICLES OF SHARE EXCHANGE

                             WALL DATA INCORPORATED

                                       AND

                              CAPELLA SYSTEMS, INC.


        Pursuant to the provisions of RCW 23B.11.050, the following Articles of Share Exchange are executed for the purpose of effecting the acquisition of all of the outstanding shares of stock of Capella Systems, Inc., a Georgia corporation, by Wall Data Incorporated, a Washington corporation.

        1. The Plan of Share Exchange approved by the Board of Directors of Wall Data Incorporated is attached hereto as Exhibit A.

        2. Approval of the Plan of Exchange by the shareholders of Wall Data Incorporated was not required.

        Dated:  September 09, 1993.


                                      WALL DATA INCORPORATED



                                      By  /s/ James Simpson
                                          --------------------------------------
                                          James Simpson
                                          President

                                                                       EXHIBIT A

                         WALL DATA ARTICLES OF EXCHANGE


        THIS PLAN OF SHARE EXCHANGE ("Plan") is entered into as of August 17, 1993, by and between Wall Data Incorporated, a Washington corporation, and Capella Systems, Inc., a Georgia corporation, sometimes collectively referred to in this Plan as the "Constituent Corporations".


                                    RECITALS

        A. The name of the corporation whose shares will be acquired is Capella Systems, Inc. ("Capella" or the "Company").

        B. The name of the acquiring corporation is Wall Data Incorporated (the "Acquiring Corporation").

        C. The Acquiring Corporation, Capella and certain shareholders of Capella have entered into an Agreement and Plan of Share Exchange dated August 17, 1993 (the "Agreement"), and Capella and the Acquiring Corporation have deemed it advisable and in the best interests of Capella and the Acquiring Corporation, respectively, and their respective shareholders, that all of the outstanding shares of capital stock of Capella be exchanged for shares of common stock of the Acquiring Corporation (the "Exchange"), and for the Acquiring Corporation thereby to acquire all outstanding capital stock of Capella, as authorized by the laws of the State of Washington ("Washington Law") and the State of Georgia ("Georgia Law") and pursuant to the terms and conditions of the Agreement. Terms not otherwise defined herein shall have the meanings given to them in the Agreement.


                                    AGREEMENT

        In consideration of the foregoing recitals, the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      EXCHANGE; EFFECTIVENESS

        All outstanding shares of capital stock of Capella shall be acquired by the Acquiring Corporation pursuant to the applicable provisions of Washington Law, Georgia Law and in accordance with the terms and conditions of this Plan and the Agreement. Upon (a) the execution by the Acquiring Corporation of Articles of Share Exchange incorporating this Plan and the filing of such Articles of Share Exchange with the Secretary of State of the State of Washington and (b) the execution by

Capella of Articles of Share Exchange incorporating this Plan and the filing of such Articles of Share Exchange with the Secretary of State of the State of Georgia, the Exchange shall become effective (the "Effective Time").

2.      CONVERSION OF SHARES

        (a) Each share (a "Common Share") of common stock of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 1.5 of the Agreement), shall be automatically exchanged at the Effective Time, by virtue of the Exchange and without any action on the part of the holder thereof or any party hereto, into the right to receive at the Effective Time (i) a number of shares of Wall Data Common Stock equal to (A) .0521 multiplied by the Aggregate Stock Amount (as defined in Section 1.3(e) of the Agreement), divided by (B) 2,550,000, and (ii) an amount in cash equal to (A) .0521 multiplied by the Aggregate Cash Consideration (as defined in subsection (e) of this Section 1.3), divided by (B) 2,550,000, such shares and such cash together being referred to herein as the "Common Consideration."

        (b) Each share (a "Series A Preferred Share") of Series A Preferred Stock of the Company (the "Series A Preferred Stock") outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall be automatically exchanged at the Effective Time, by virtue of the Exchange and without any action on the part of the holder thereof or any party hereto, into the right to receive at the Effective Time, in respect of each Series A Preferred Share outstanding immediately prior to the Effective Time, (i) a number of shares of Wall Data Common Stock equal to (A) .2242 multiplied by the Aggregate Stock Amount, divided by (B) 990,000, and (ii) an amount in cash equal to (A) .2242 multiplied by the Aggregate Cash Consideration, divided by (B) 990,000, such shares and such cash together being referred to herein as the "Series A Consideration."

        (c) Each share (a "Series B Preferred Share") of Series B Preferred Stock of the Company (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Company Preferred Stock") outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall be automatically exchanged at the Effective Time, by virtue of the Exchange and without any action on the part of the holder thereof or any party hereto, into the right to receive at the Effective Time, in respect of each Series B Preferred Share outstanding immediately prior to the Effective Time, (i) a number of shares of Wall Data Common Stock equal to (A) .7237 multiplied by the Aggregate Stock Amount, divided by (B) 6,390,000, and (ii) an amount in cash equal to (A) .7237 multiplied by the Aggregate Cash Consideration, divided by (B) 6,390,000, such shares and such cash together being referred to herein as the "Series B Consideration."

        (d) The Board of Directors of the Company shall take such actions and adopt such resolutions as are necessary (i) to cause all outstanding options, warrants or other rights, if any, to purchase capital stock of the Company to lapse, terminate or be exercised immediately prior to or at the Effective Time and (ii) to cause 450,000 shares of Company Common Stock held by William Hiller as of the date of this Agreement to be redeemed, repurchased or cancelled immediately prior to the Closing, such that no more than 2,550,000 shares of Company Common Stock will then be outstanding.

        (e) (i) The "Aggregate Cash Consideration" shall mean an amount in cash equal to the number determined in clause (B) of subparagraph (ii) below multiplied by the average of the high and low trading prices per share of Wall Data Common Stock on the NASDAQ National Market System for the five trading days immediately prior to the Closing Date.

               (ii) The "Aggregate Stock Amount" shall mean a number equal to
(A) 150,000, less a number equal to (1) the aggregate amount of consideration payable in connection with the transactions specified in clause (i) of Section 1.3(d) of the Agreement plus the amount owing from the Company to King & Spalding, the Company's legal counsel, in respect of fees and expenses associated with the transactions contemplated hereby, as specified on an invoice to be delivered by King & Spalding at the Closing, divided by (2) the average of the high and low trading prices per share of Wall Data Common Stock on the NASDAQ National Market System for the five trading days immediately prior to the Closing Date, less (B) one percent (1%) of the number determined pursuant to the preceding clause (A).

        (f) Appropriate adjustments to the provisions of subsections (a), (b) and (c) of Section 1.3 of the Agreement will be made in the event that any Series A Preferred Shares or Series B Preferred Shares are converted into Company Common Stock after the date of this Agreement but prior to the Effective Time.

        (g) The Acquiring Corporation shall be deemed to be the holder of all outstanding shares of Company Common Stock and Company Preferred Stock and shall have the right to receive stock certificates representing such stock.

                                                                          Page 3
3.      IMPLEMENTATION

        Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under Washington Law and Georgia Law to consummate and make effective the Exchange.

4.      TERMINATION

        This Plan may be terminated for any reason at any time before the filing of Articles of Share Exchange with the Secretary of State of the State of Washington or the State of Georgia (whether before or after approval by the shareholders of Capella) by resolution of the Board of Directors of both of the Constituent Corporations.

5.      AMENDMENT

        This Plan may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of both of the Constituent Corporations; provided, however, that this Plan may not be amended or supplemented after having been approved by the shareholders of Capella except by a vote or consent of shareholders of Capella in accordance with applicable law.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Wall Data Articles Of Exchange as of the date first set forth above.

                                      WALL DATA INCORPORATED


                                      By /s/James Simpson
                                         --------------------------------------
                                         James Simpson
                                         President



                                      CAPELLA SYSTEMS, INC.


                                      By /s/ James F. Ottinger
                                         ---------------------------------------
                                         James F. Ottinger, President


                                         /s/ James F. Ottinger
                                         ---------------------------------------
                                         James F. Ottinger


                                         /s/ William Hiller
                                         ---------------------------------------
                                         William Hiller

                               ARTICLES OF MERGER

                             WALL DATA INCORPORATED

                                       AND

                              CAPELLA SYSTEMS, INC.


        Pursuant to the provisions of RCW 23B.11.040, the following Articles of Merger are executed for the purpose of merging Capella Systems, Inc., a Georgia corporation, into Wall Data Incorporated, a Washington corporation.

        1. The Plan of Merger approved by the Board of Directors of Wall Data Incorporated is attached hereto as Exhibit A.

        2. Approval of the Plan of Merger by the shareholders of Wall Data Incorporated was not required.

        3. These Articles of Merger shall be effective on December 31, 1993.

        Dated:  December 16, 1993.

                                      WALL DATA INCORPORATED



                                      By  /s/ Angelo F. Grestoni
                                          --------------------------------------
                                          Angelo F. Grestoni
                                          Vice President, Finance &
                                          Administration


--------------------------------------------------------------------------------

                                                                       Exhibit A


                                 PLAN OF MERGER
                                     BETWEEN
                              CAPELLA SYSTEMS, INC.
                             (A GEORGIA CORPORATION)
                                       AND
                             WALL DATA INCORPORATED
                           (A WASHINGTON CORPORATION)

                                   DATED AS OF
                                DECEMBER 31, 1993

                                 PLAN OF MERGER

        This PLAN OF MERGER (the "Plan") dated as of December 31, 1993, provides for the merger of Capella Systems, Inc., a Georgia corporation (the "Georgia Company"), into Wall Data Incorporated, a Washington corporation (the "Washington Company"). The Georgia Company and the Washington Company are sometimes collectively referred to in this Plan as the "Constituent Corporations."

                                    RECITALS

        A. The Georgia Company is a corporation organized and existing under the laws of the State of Georgia, with its principal office in Atlanta, Georgia. The authorized capital stock of the Georgia Company consists of 25,000,000 shares of common stock having no stated par value, of which 2,550,000 shares have been duly issued and are outstanding on the date hereof, 1,500,000 shares of Series A preferred stock having no stated par value, of which 990,000 shares have been duly issued and are outstanding on the date hereof, and 7,200,000 shares of Series B preferred stock having no stated par value, of which 6,390,000 shares have been duly issued and are outstanding on the date hereof. All of the capital stock of the Georgia Company is held by the Washington Company.

        B. The Washington Company is a corporation organized and existing under the laws of the State of Washington, with its principal office in Redmond, Washington. The authorized capital stock of the Washington Company consists of 45,000,000 shares of common stock having no par value, of which 8,679,031 shares were outstanding as of September 30, 1993, and 5,000,000 shares of preferred stock having no par value, none of which shares are outstanding.

        C. The Georgia Company is a wholly-owned subsidiary of the Washington Company.

        D. It is deemed advisable and in the best interests of each corporation and the shareholders thereof that the Georgia Company be merged into the Washington Company as authorized by the laws of the States of Georgia and Washington and pursuant to the terms and conditions of this Plan.

                                      PLAN

        The Washington Company hereby adopts the following plan of merger:


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                                                                          Page 1

1.      MERGER

        The Georgia Company be merged into the Washington Company (hereinafter sometimes called the "Surviving Corporation") pursuant to Section 23B.11.040 of the Revised Code of Washington, Section 14-2-1104 of the Georgia Business Corporation Code and in accordance with the terms and conditions of this Plan. Upon completion of the following events:

        (a) the approval of the plan of merger as stated herein by the Board of Directors of the Washington Company, and

        (b) the execution in duplicate by the Surviving Corporation of Articles of Merger incorporating this Plan, the filing of such Articles of Merger with the Secretaries of State of the States of Georgia and Washington, the issuance of appropriate certificates by such Secretaries of State, and the occurrence of the "Effective Date" as defined below, the merger shall be deemed effective and the "date of the merger" as that phrase is used herein shall be the "Effective Date" set forth below.

2.      EFFECTIVE DATE

        As of December 31, 1993 (the "Effective Date"), the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Washington Company continue in effect unimpaired by the merger; the corporate franchises, existence and rights of the Georgia Company be merged into the Washington Company and the Washington Company, as the Surviving Corporation, be fully vested therewith; and the separate existence and corporate organization of the Georgia Company, except as they may continue by statute, cease as of the Effective Date.

3.      ARTICLES OF INCORPORATION

        The Articles of Incorporation of the Washington Company in effect on the date of the merger be and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

4.      BYLAWS

        The Bylaws of the Washington Company in effect on the date of the merger be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.


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                                                                          Page 2

5.      DIRECTORS AND OFFICERS

        The directors and officers of the Washington Company continue in office as the directors and officers of the Surviving Corporation and hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

6.      CANCELLATION OF SHARES OF GEORGIA COMPANY

        On the Effective Date of the merger, by virtue of the merger and without any action on the part of the holder of any shares of stock of the Georgia Company, all issued and outstanding shares of capital stock of the Georgia Company that are owned directly or indirectly by the Washington Company shall be canceled and no consideration shall be delivered in exchange therefor.

7.      RIGHTS, DUTIES, POWERS, LIABILITIES, ETC.

        On the Effective Date of the merger, the separate existence of the Georgia Company cease, and the Georgia Company shall be merged in accordance with the provisions of this Plan into the Surviving Corporation which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities, of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of such merger, but shall pass to and be owned by the Surviving Corporation without further act or deed. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation, may be prosecuted to judgment or decree as if such merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.

8.      IMPLEMENTATION

        (a) At any time or from time to time as and when requested by the Surviving Corporation, or by its successors or assigns, each Constituent Corporation will so far as it is legally able, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, each of whom is hereby irrevocably appointed as attorney-in-fact for such purposes, all such conveyances, assignments, transfers,

--------------------------------------------------------------------------------
deeds or other instruments, and will take or cause to be taken such further or other actions as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting and devolution of any property, right, privilege, power, immunity or franchise to vest or perfect in or confirm to the Surviving Corporation, its successors or assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Plan and otherwise to carry out the intent and purposes hereof.

        (b) Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Georgia and Washington to consummate and make effective the merger.

9.      TERMINATION

        This Plan may be terminated for any reason at any time before the filing of Articles of Merger by the Secretaries of State of the States of Georgia and Washington by resolution of the Board of Directors of the Washington Company.

10.     AMENDMENT

        This Plan may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of the Washington Company.

        Dated as of December 31, 1993.

                                      WALL DATA INCORPORATED


                                      By /s/ Angelo F. Grestoni
                                         --------------------------------------
                                         Angelo F. Grestoni
                                         Vice President, Finance &
                                           Administration

--------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                             WALL DATA INCORPORATED



        Pursuant to RCW 23B.06.020, the following Articles of Amendment are executed by the undersigned, a Washington corporation:

        1. The name of the corporation is Wall Data Incorporated.

        2. Effective upon filing these Articles of Amendment with the Secretary of State of the State of Washington, Article 4 of the Restated Articles of Incorporation of the corporation is amended to add a new Subsection 4.8 as set forth on Exhibit A attached hereto.

        3. The amendment was duly adopted by the Board of Directors of the corporation on July 18, 1995 and shareholder approval was not required.

        These Articles of Amendment are executed by said corporation by its duly authorized officer.

        DATED:  July 18, 1995.



                                            WALL DATA INCORPORATED



                                            By: /s/ Alexandra A. Brookshire
                                                --------------------------------
                                                Alexandra A. Brookshire

                                                                       Exhibit A


        4.8 DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

        The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below:

        4.8.1. Designation of Series A Junior Participating Preferred Stock and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 450,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

        4.8.2. Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 4.8.2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        4.8.3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any other Articles of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        4.8.4. Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section
4.8.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                       (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                      (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                      (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4.8.4, purchase or otherwise acquire such shares at such time and in such manner.

        4.8.5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        4.8.6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        4.8.7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        4.8.8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

        4.8.9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation's Preferred Stock.

        4.8.10. Amendment. The Articles of Incorporation of the corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                               ARTICLES OF MERGER

                          CONCENTRIC DATA SYSTEMS, INC

                                       AND

                             WALL DATA INCORPORATED

        Pursuant to the provisions of RCW 23B.11.050, the following Articles of Merger are executed for the purpose of merging Concentric Data Systems, Inc., a Massachusetts corporation (the "Disappearing Corporation"), into Wall Data Incorporated, a Washington Corporation (the "Surviving Corporation").

        1. The Agreement and Plan of Merger approved by the Board of Directors of the Surviving Corporation is attached hereto as EXHIBIT A.

        2. The Plan of Merger was duly approved by the Board of Directors of the Surviving Corporation and, pursuant to RCW 23B.11.040, shareholder approval was not required.

        Dated: December 29, 1997

                                            WALL DATA INCORPORATED



                                            By: /s/ Alexandra A. Brookshire
                                                --------------------------------
                                                Alexandra A. Brookshire
                                                Vice President, General Counsel
                                                and Secretary

                                                                       Exhibit A

                                 PLAN OF MERGER

                                     BETWEEN

                             WALL DATA INCORPORATED

                                       AND

                          CONCENTRIC DATA SYSTEMS, INC.

        This Agreement and Plan of Merger (this "Agreement") is entered into this ___ day of December, 1997, by and between Wall Data Incorporated, a Washington corporation ("Wall Data"), and Concentric Data Systems, Inc., a Massachusetts corporation ("Concentric"). Wall Data and Concentric are sometimes referred to jointly as the "Constituent Corporations".

                                    RECITALS

        A. Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state as indicated in the first paragraph of this Agreement.

        B. Wall Data owns 100% of the outstanding stock of Concentric.

        C. The directors of Wall Data have deemed it advisable for the benefit of the Wall Data and its shareholders that Concentric be merged into Wall Data pursuant to the provisions of the Washington Business Corporation Act, Section 23B.11.040, and the Massachusetts Business Corporation Law, Chapter 156B,
Section 82 (the "Merger").

                                    AGREEMENT

        NOW, THEREFORE, in accordance with the laws of the states of Washington and Massachusetts, the Constituent Corporations agree that, (i) Concentric shall be merged into Wall Data, (ii) Wall Data shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

1.      MERGER

        1.1 Articles of Merger shall be filed with the Secretary of State of the state of Massachusetts and Articles of Merger and this Agreement with the Secretary of State of the state of Washington.

        1.2 The Merger shall become effective at 5:00 p.m. (Pacific Time) on December 31, 1997 (the "Effective Time of Merger").

        1.3 At the Effective Time of Merger, Concentric shall be merged into Wall Data (the "Surviving Corporation") and the separate corporate existence of Concentric shall thereupon cease.

2.      ARTICLES OF WALL DATA

        The Articles of Incorporation of Wall Data as in effect prior to the Effective Time of the Merger shall constitute the "Articles" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington Business Corporation Act.

3.      BYLAWS

        The Bylaws of Wall Data in effect at the Effective Time of Merger shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

4.      DIRECTORS AND OFFICERS

        The directors of Wall Data shall continue in office as the directors of the Surviving Corporation, and the officers of Wall Data shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

5.      CANCELLATION OF SHARES

        At the Effective Time of Merger, each outstanding share of the common stock of Concentric shall automatically be canceled.

6.      EFFECT OF THE MERGER

        6.1 RIGHTS, PRIVILEGES, ETC. The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Massachusetts. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of Concentric shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due either of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger, but shall pass and be owned by the Surviving Corporation without further act or deed; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against either of the

Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

        6.2 FURTHER ASSURANCES. If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

7.      TERMINATION

        This Agreement may be terminated and the Merger abandoned by direction of an officer of Wall Data at any time prior to the Effective Time of the Merger.

8.      NO THIRD-PARTY BENEFICIARIES

        Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

                                            WALL DATA INCORPORATED,
                                            a Washington corporation



                                            By: /s/ Alexandra A. Brookshire
                                                --------------------------------
                                                Alexandra A. Brookshire
                                                Vice President, General Counsel
                                                and Secretary





                                            CONCENTRIC DATA SYSTEMS, INC.,
                                            a Massachusetts corporation


                                            By: /s/ Alexandra A. Brookshire
                                                --------------------------------
                                                Alexandra A. Brookshire
                                                Clerk